AMENDMENT TO
AGREEMENT AND PLAN OF MERGER

This Amendment to Agreement and Plan of Merger (this “Amendment”) is made as of November 30, 2006 by and among CAPITAL GROWTH SYSTEMS, INC., a Florida corporation (“Capital Growth”), GLOBAL CAPACITY MERGER SUB, INC., a Texas corporation (“Global Capacity Mergeco”), GLOBAL CAPACITY GROUP, INC., a Texas corporation (“Global Capacity”), JOHN ABRAHAM (“Abraham”) and DAVID P. WALSH (“Walsh”), (Abraham and Walsh are hereinafter collectively referred to as the “Shareholders”), under the following circumstances:

R E C I T A L S

A.     The parties hereto entered into an Agreement and Plan of Merger dated as of October 6, 2006 (the “Merger Agreement”), pursuant to which Capital Growth agreed to acquire Global Capacity as part of a reverse triangular merger under which Global Capacity Mergeco will merge with and into Global Capacity, with Global Capacity continuing as the surviving corporation (the “Merger”).

B.     The parties entered into an Extension Agreement dated as of October 12, 2006 (the “Extension Agreement”), pursuant to which the parties, among other things, agreed to extend the Closing Date to December 11, 2006 in exchange for a certain non-refundable, fully earned extension payment, an increase to the Merger Consideration and the Cash Consideration payable at Closing, an acknowledgment concerning priority of the Global Capacity Merger transaction over other transactions and certain other agreements as set forth therein.

C.     On November 29, 2006, counsel for Global Capacity sent Capital Growth a notice alleging certain breaches under the Extension Agreement (the “Default Notice”).

D.     The parties desire to amend the Merger Agreement and the Extension Agreement, as set forth herein, and to provide for withdrawal of the Default Notice effective upon occurrence of both the (i) execution of this Amendment; and (ii) the wire transfer of $200,000 to David Walsh and John Abraham, as set forth herein.

NOW, THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto do hereby agree as follows:

1.   Amendment to Merger Agreement and Extension Agreement. The Merger Agreement and the Extension Agreement shall be, and they hereby are, amended as follows:

(A)  The Cash Consideration payable at Closing shall be, and it hereby is, increased to $5,200,000.

(B)  Section 3 of the Extension Agreement is modified to provide that the Global Capacity transaction shall not have priority over the pending merger transaction involving CentrePath, Inc., a Delaware corporation (“CentrePath”). This modification shall not affect Global Capacity’s priority rights with respect to other transactions.

(C)  Capital Growth shall pay Global Capacity a $200,000, non-refundable, fully earned extension payment on or before Friday, December 1, 2006 at 12:00 p.m. CST by wire transfer in accordance with the wire transfer instructions attached hereto as Exhibit A. This payment shall be non-refundable and fully earned, but shall be applied toward the $5,200,000 Cash Consideration due at Closing.

(D)  Section 5 of the Extension Agreement is modified to delete the words “to date through October 11, 2006”.

(E)  Effective upon both payment of the extension payment, as set forth in Section (C) above, and execution of this Amendment, the Default Notice shall be withdrawn and retracted. Global Capacity and the Shareholders hereby waive failures, through the date hereof, to provide weekly status updates regarding fund raising efforts by Capital Growth.

2.   Miscellaneous.

(A)  Counterparts. This Amendment may be executed in any number of counterparts and by the different parties hereto on separate counterparts, each of which when so executed and delivered shall be an original, but all of which shall together constitute one and the same instrument.

(B)  Effectiveness. This Amendment shall become effective on the date on which all of the parties hereto shall have signed a copy hereof (whether the same or different copies), and the extension payment has been made.

(C)  Headings Descriptive; Capitalized Terms. The headings of the several sections and subsections of this Amendment are inserted for convenience only and shall not in any way affect the meaning or construction of any provision of this Amendment. Capitalized terms used but not defined herein shall have the meanings ascribed to such terms in the Merger Agreement, as amended.

(D)  Severability. In the event that any provision of this Amendment is deemed to be invalid by reason of the operation of law, or by reason of the interpretation placed thereon by any court, this Amendment shall be construed as not containing such provision and the invalidity of such provision shall not effect the validity of any other provision hereof, and any and all other provisions hereof which otherwise are lawful and valid shall remain in full force and effect.

(E)  Full Force and Effect. All of the terms and conditions of the Merger Agreement and Extension Agreement not hereby amended remain in full force and effect.

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IN WITNESS WHEREOF, the parties hereto have each executed and delivered this Amendment as of the day and year first above written.

CAPITAL GROWTH SYSTEMS, INC.

By:	/s/ Lee Wiskowski
Name:	Lee Wiskowski
Title:	Executive Vice President

GLOBAL CAPACITY MERGER SUB, INC.

By:	/s/ Lee Wiskowski
Name:	Lee Wiskowski
Title:	Executive Vice President

GLOBAL CAPACITY GROUP, INC.

By:	/s/ David P. Walsh
Name:	David P. Walsh
Title:	President

/s/ John Abraham
JOHN ABRAHAM

/s/ David P. Walsh
DAVID P. WALSH

JOINDER

The undersigned, being the spouses of the Shareholders, hereby join in the execution of this Amendment for purposes of consenting to the transactions hereunder to the extent such consent is required by any community property laws.